Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (“Agreement”) is made and entered into as of July 18, 2007, by and among Ristretto Group S.a r.l., a Luxembourg  company (the “Parent”), and the undersigned stockholders (each, a “Stockholder” and collectively, the “Stockholders”) in Williams Scotsman International, Inc., a Delaware corporation (the “Company”).  Certain capitalized terms used in this Agreement are defined in Section 6 hereof and certain other capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Stockholders are the holders of record and/or the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Company Common Stock;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Ristretto Holdings SCA, a Luxembourg company, Parent and Ristretto Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Merger Sub with and into the Company (the “Merger”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, the Stockholders have agreed to execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

1.             Agreement to Vote Subject Securities.  Prior to the Termination Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder shall vote or cause to be voted the Subject Securities: (a) in favor of (i) adoption of the Merger Agreement and (ii) any other matter contemplated under the Merger Agreement or that could reasonably be expected to facilitate the Merger that is put to a vote of the stockholders of the Company and (b) against any proposal for any Company Acquisition Proposal (as defined in the Merger Agreement) other than the Merger, between the Company and any person or entity (other than Parent and Merger Sub) and (c) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or which would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

2.             Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholders agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable, prior to the Termination Date and to the fullest extent permitted by law and except as otherwise set forth therein, with respect to the Subject Securities referred to therein.

3.             Agreement to Retain Subject Securities.

(a)           Restriction on Transfer.  During the period from the date of this Agreement until the earlier to occur of (i) the obtaining of the Requisite Stockholder Vote (as defined in the Merger Agreement) and (ii) the Termination Date, each Stockholder shall not, directly or indirectly, except as contemplated by this clause (a), cause or permit any Transfer of any of the Subject Securities to be effected other than pursuant to the Merger.  Notwithstanding the foregoing, each Stockholder may cause or permit any Transfer of any of the Subject Securities to any of its Affiliates (as defined in the Merger Agreement), provided that the effectiveness of any such Transfer shall be conditioned on the transferee agreeing in writing to be bound by the provisions of this Agreement in a form reasonably satisfactory to Parent.

(b)           Restriction on Transfer of Voting Rights.  During the period from the date of this Agreement through the Termination Date, each Stockholder shall ensure that, without Parent’s prior written consent: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy (other than the Proxy granted herein) is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

4.             Representations, Warranties and Covenants of the Stockholders.  Each Stockholder hereby represents and warrants to Parent as follows:

(a)           Due Authorization, Etc.  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Stockholder of this Agreement and the Proxy have been obtained, and such Stockholder has all legal capacity, full right, power and authority to enter into this Agreement and the Proxy, and perform such Stockholder’s obligations hereunder.  This Agreement and the Proxy have been duly executed and delivered by such Stockholder and constitute valid and binding agreements of such Stockholder enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b)           No Conflict.  The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of and under this Agreement and the Proxy by such Stockholder will not (i) conflict with or violate any Law applicable to the Subject Securities held by such Stockholder or (ii) result in, give rise to or constitute a violation or breach of or a default (or any event which with notice or lapse of time or both would become a violation, breach or default) under any of the terms of any understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of the Subject Securities may be bound.

(c)           Title to Securities.  As of the date of this Agreement: (a) such Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the headings “Shares of Company Common Stock Held of Record” on the signature page hereof; (b) such Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (c) such Stockholder and its Affiliates (other than any other stockholder of the Company entering into a separate voting agreement with Parent substantially similar to this Agreement as of the date hereof) do not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

(d)           Reliance by Parent.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the compliance by such Stockholder with the terms hereof.

5.             Additional Covenants of the Stockholders.

(a)           Further Assurances.  From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

(b)           Appraisal Rights.  Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger or the adoption of the Merger Agreement that it may have under applicable law and shall not permit any such rights of appraisal or rights of dissent to be exercised with respect to the Subject Securities.

(c)           No Solicitation.  No Stockholder shall take any action that the Company is prohibited from taking under Section 6.5 of the Merger Agreement.  Notwithstanding the foregoing and the provisions of Section 6.5 of the Merger Agreement, each Stockholder shall be expressly entitled to take any action that the Company or the Board of Directors of the Company is entitled to take under Section 6.5 the Merger Agreement.

(d)           Board Duties.  Notwithstanding the foregoing, nothing in this Agreement shall limit, restrict or otherwise affect any actions taken in compliance with the Merger Agreement by any person affiliated with either Stockholder solely in his or her capacity as a member of the Board of Directors of the Company or any committee thereof.

6.             Certain Definitions.  For purposes of this Agreement,

(a)           “Company Common Stock” means the common stock, $.01 par value per share, of the Company.

(b)           A Stockholder is deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder is the “beneficial owner” of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(c)           “Subject Securities” means: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by each Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which each Stockholder acquires Ownership during the period from the date of this Agreement through the Termination Date.  Notwithstsanding the foregoing, any shares of Company Common Stock Owned by Affiliates (as defined in the Merger Agreement) of a Stockholder who are also directors of the Company shall not be deemed Subject Securities unless such shares of Company Common Stock were Subject Securities Transferred in accordance with Section 3(a) to an Affiliate who is also a director of the Company.

(d)           “Termination Date” means the earlier to occur of the date (i) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) the Merger Agreement terminates in accordance with its terms.

(e)           A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, tenders, assigns, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, tender of, assignment of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

7.             Miscellaneous.

(a)           Assignment; Binding Effect.  Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by a Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon each Stockholder and its successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.  Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

(b)           Fees and Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the cost or expense whether or not the Merger is consummated.

(c)           Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached and in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

(d)           Waiver.  No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(e)           Amendment of Merger Agreement.   The obligations of the Stockholders under this Agreement shall terminate if the Merger Agreement is amended or otherwise modified after the date hereof without the prior written consent of both Stockholders in a manner that, directly or indirectly (a) reduces or changes the form of Merger Consideration (as defined in the Merger Agreement) or (b) extends the Outside Date (as defined in the Merger Agreement) beyond March 31, 2008.

(f)            Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice:

if to Parent:

Ristretto Group S.a.r.l.
20, rue de la Poste
L-2346 Luxembourg
Attention:  Chief Financial Officer
Facsimile No:  +352 47 2473

with a copy (which copy shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, NY 10022-3205
Attention:  William F. Schwitter
Facsimile No:  (212) 230-7834
Attention:  Luke P. Iovine, III
Facsimile No:  (212) 230-7649

if to the Stockholders:

c/o The Cypress Group LLC
65 East 55th Street (28th Floor)
New York, New York  10022
Attention:  James Stern
Facsimile No:  (212) 705-0199

with a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York  10017-3954
Attention:  William E. Curbow
Facsimile No:  (212) 455-2502

with an additional copy (which copy shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:  Mark A. Underberg
Facsimile No:  (212) 492-0368

(g)           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).  Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement shall be brought in federal or state courts of the State of Delaware and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court.  Each party hereto further and irrevocably submits to the jurisdiction of such court in any action, suit or proceeding.

(h)           Counterparts.  This Agreement may be executed and delivered (including by facsimile) in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

(i)            Entire Agreement.  This Agreement and the Proxy constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

RISTRETTO GROUP S.A.R.L.

BY:	/s/ Manjit Dale
	Name:	Manjit Dale
	Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGES]

CYPRESS MERCHANT BANKING PARTNERS L.P.

CYPRESS ASSOCIATES L.P.

By:	THE CYPRESS GROUP L.L.C.

BY:	/s/ James Stern
	Name:	James Stern
	Title:	Member

CYPRESS OFFSHORE PARTNERS L.P.

CYPRESS ASSOCIATES L.P.

By:	THE CYPRESS GROUP L.L.C.

BY:	/s/ James Stern
	Name:	James Stern
	Title:	Member

Stockholder	Shares of Company Common Stock Held of Record	Additional Securities Beneficially Owned

Cypress Merchant Banking Partners L.P.	5,677,433	0

Cypress Offshore Partners L.P.	294,059	0

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholders (each, a “Stockholder” and collectively, the “Stockholders”) of Williams Scotsman International, Inc., a Delaware corporation (the “Company”), hereby irrevocably (prior to the Termination Date and to the fullest extent permitted by law and except as otherwise set forth herein) appoints Mr. Jonathan Rosen and Ristretto Group S.a r.l., a Luxembourg company (the “Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights expressly provided herein (to the full extent that the undersigned is entitled to do so) and subject to all the limitations and restrictions provided herein with respect to the Subject Securities.  For purposes of this Irrevocable Proxy (the “Proxy”), (a) “Subject Securities” means: (i) all securities of the Company (including all shares of common stock of the Company (“Company Common Stock”) and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by each Stockholder as of the date of this Proxy; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which each Stockholder acquires Ownership during the period from the date of this Proxy through the Termination Date; notwithstsanding the foregoing, any shares of Company Common Stock Owned by Affiliates (as defined in the Merger Agreement) of a Stockholder who are also directors of the Company shall not be deemed Subject Securities unless such shares of Company Common Stock were Subject Securities transferred in accordance with Section 3(a) of the Voting Agreement (as defined below) to an Affiliate who is also a director of the Company; and (b) a Stockholder is deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder is the “beneficial owner” of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Securities at any time prior to the Termination Date (as defined below).

This Proxy is irrevocable (prior to the Termination Date and to the fullest extent permitted by law and except as otherwise set forth herein), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith, by and between Parent and the undersigned Stockholders (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement of Merger (the “Merger Agreement”), of even date herewith, by and among the Company, Parent and Ristretto Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”).  As used herein, the term “Termination Date” shall mean the earlier to occur of the date (i) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the Merger Agreement terminates in accordance with its terms.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Termination Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, to act as the undersigned’s attorney and proxy to vote or cause to be voted the Subject Securities: (a) in favor of (i) adoption of the Merger Agreement and (ii) any other matter contemplated under the Merger Agreement or that could reasonably be expected to facilitate the Merger that is put to a vote of the stockholders of the Company and (b) against any proposal for any Company Acquisition Proposal (as defined in the Merger Agreement) other than the Merger, between the Company and any person or entity (other than Parent and Merger Sub) and (c) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or which would reasonably be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

This Proxy shall be binding upon the successors and assigns of each Stockholder (including any transferee of any of the Subject Securities).  This Proxy shall terminate and be of no further force and effect upon the earlier to occur of (i) the Termination Date and (ii) if the Merger Agreement is amended or otherwise modified after the date hereof without the prior written consent of both Stockholders in a manner that, directly or indirectly (a) reduces or changes the form of Merger Consideration (as defined in the Merger Agreement) or (b) extends the Outside Date (as defined in the Merger Agreement) beyond March 31, 2008.

Dated:  ___________, 2007

CYPRESS MERCHANT BANKING PARTNERS L.P.		CYPRESS OFFSHORE PARTNERS L.P.

CYPRESS ASSOCIATES L.P.		CYPRESS ASSOCIATES L.P.

By:	THE CYPRESS GROUP L.L.C.	By:	THE CYPRESS GROUP L.L.C.

BY:		BY:
Name:		Name:
Title:		Title:

Number of shares of common stock of the Company owned of record as of the date of this proxy:		Number of shares of common stock of the Company owned of record as of the date of this proxy: